Exhibit 32
CERTIFICATION OF CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of indie Semiconductor, Inc. (the "Company") on Form 10-Q for the quarter ended September 30, 2023 as filed with the Securities and Exchange Commission (the "Report"), we, Donald McClymont, Chief Executive Officer of the Company, and Thomas Schiller, Chief Financial Officer and EVP of Strategy of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to our knowledge: (1). The Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and (2). The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Donald McClymont
Donald McClymont Chief Executive Officer and Director

/s/ Thomas Schiller
Thomas Schiller Chief Financial Officer and EVP of Strategy

November 9, 2023